Exhibit 99.1

p 952.392.1100 f 952.942.3361 www.virtualrad.com 5995 Opus Parkway, Suite 200 Minneapolis, MN 55343

NEWS RELEASE

Contacts

John Waelti | Investors & Media

(952) 392-1196

Virtual Radiologic Announces Acquisition of Diagna Radiology, LLC

Profitable Teleradiology Provider Serves 44 Customers in 17 States

MINNEAPOLIS, Minn., April 15, 2008 – Virtual Radiologic Corp. (NASDAQ: VRAD), a leading national provider of teleradiology services, today announced the acquisition of Diagna Radiology, LLC, located in Post Falls, Idaho, for $6 million in up-front cash and an additional $2.2 million in potential earn-out payments to be made over two years.  The transaction closed on Monday, April 14.

Diagna Radiology, LLC (Diagna) is a teleradiology provider offering around-the-clock coverage on an emergent and non-emergent basis.  In addition to its core modalities of CT, MRI, ultrasound and X-ray technologies, Diagna offers subspecialty expertise in neuroradiology, musculoskeletal and nuclear medicine.  Diagna contracts with seven U.S.-based, American Board of Radiology-certified radiologists who provide services for 44 customers in 17 states.  Diagna was founded in 2004 by Dr. Monte Zarlingo, one of the original radiologists at Coeur d’Alene, Idaho-based NightHawk Radiology Holdings, Inc.

“We are pleased to join forces with Dr. Zarlingo, one of the pioneers of teleradiology, and his team of experienced radiologists,” said Sean Casey, Virtual Radiologic’s Chief Executive Officer.  “Virtual Radiologic and Diagna Radiology both utilize a U.S.-based, distributed operating model, which will allow for a smooth transition onto Virtual Radiologic’s technology platform.  We believe this acquisition will be accretive to earnings in 2009, and will contribute to long-term shareholder value.”

“In seeking partners to help Diagna expand its interpretation service offerings, Virtual Radiologic was the clear choice,” said Dr. Monte Zarlingo, President and Medical Director of Diagna Radiology.  “Having been in the teleradiology business both nationally and internationally for eight years, I can say without hesitation that Virtual Radiologic’s technology infrastructure is the best I have ever seen.  All of us at Diagna have an allegiance to our customers, and it was with our customers’ best interests in mind that we came to this decision.  We believe Virtual Radiologic will help us better execute upon Diagna’s existing customer demand for final interpretations and full-service coverage.”

Virtual Radiologic expects the acquisition to contribute between $3.0 million and $3.5 million in annual revenue during 2008, and to contribute between $4.0 million and $4.5 million in annual revenue during 2009.  On a GAAP basis, the acquisition is expected to be neutral to earnings per share in 2008 and between $0.03 and $0.05 accretive per share in 2009.

About Virtual Radiologic

Virtual Radiologic Corporation (www.virtualrad.com) provides teleradiology solutions to radiology practices and medical centers throughout the United States.  Utilizing market-leading, proprietary workflow technology, Virtual Radiologic physicians perform preliminary and final read interpretations for emergent and non-emergent needs — day or night, 365 days a year.  Virtual Radiologic’s American Board of Radiology-certified radiologists are collectively licensed in all 50 states.  Virtual Radiologic is Joint Commission-certified and serves hundreds of clients supporting more than 800 medical facilities.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our business and results of operations. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Virtual Radiologic Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Statements that are not historical facts in this press release are forward-looking statements that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Except as required by applicable law, Virtual Radiologic Corporation undertakes no duty to update these forward-looking statements due to new information or as a result of future events.

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